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                                                               EXHIBIT NO. 10(g)

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT, is entered into between Thomas J. Carr, an individual residing at _________________________________________ ("Employee"),
and PINNACLE DATA SYSTEMS, INC., an Ohio corporation located at 2155 Dublin Road, Columbus, Ohio 43228 ("Employer").

BACKGROUND

         Employer is in the business of providing depot repair services for electronic equipment and providing customized engineering applications and CPU board designs and manufacturing for integration into existing systems. Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth.

         THEREFORE, Employer and Employee agree as follows:

         1. EMPLOYMENT. Employer hereby employs Employee as Chief Financial Officer and Treasurer to perform executive services and duties as may be assigned to him from time to time by Employer acting by and through its C.E.O. or Board of Directors, commensurate with his position with Employer. The duties shall be primarily rendered in Columbus, Ohio. Employee accepts the employment.

         2. TERM. This Agreement shall be effective upon signature by the parties and has an initial term expiring on September 1, 2000 ("initial term"). The Agreement shall be automatically extended for successive one (1) year terms on each September 1 unless either party shall have given written notice to the other party no later than the preceding August 15 of his or its intention that the term hereof not be extended beyond its current term.

         3. COMPENSATION OF EMPLOYEE. Employee shall be paid (a) a base salary of $72,000 (seventy-two thousand) per year, payable as agreed, but no less than monthly, plus (b) a bonus equal to two percent (2%) of the net pre-tax income of Employer as determined in accordance with generally accepted accounting principles applied on a consistent basis, beginning with the 1997 fiscal year of the Company and retroactive to July 1, 1997. Such bonus shall be paid in such installment as the Board of Directors of Employer shall determine, but no less than annually. All payments and benefits shall be subject to withholding for all applicable Federal, State and local taxes, including Social Security.

         Employee shall also receive those health, retirement, vacation and other fringe benefits customarily accorded to executive employees of Employer. Employee shall be entitled to at least three (3) weeks of paid vacation annually, or more, if otherwise in effect for executive employees of the Employer. Employer shall reimburse Employee for all necessary business expenses incurred by Employee, including up to $1,500 for professional fees and dues, professional publications and continuing professional education, provided expenses are documented to Employer's reasonable satisfaction.


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        In addition, Employee's base salary shall be reviewed by Employer not less often than annually, and may be increased to such level as Employer may determine. Review of Employee's salary may include a review of Employer's performance and financial condition, salaries paid to other executives and such other factors as Employer deems relevant. For fiscal year 1998 Employee's base salary shall be $75,000.

        4. TERMINATION PROVISIONS. Notwithstanding the provisions of Paragraph 2 above, this Agreement may be terminated by either party as follows:

        (a) Employer may terminate Employee's employment at any time without prior notice and with pay and benefits only to the date of such termination for cause. Termination for causes shall include, but shall not be limited to, willful failure or refusal by Employee to perform his normal duties, dishonesty, incompetence or other serious acts of misconduct within Employee's control.

        (b) Employer may remove Employee from his duties at any time for any other reason and terminate this Agreement only upon giving prior written notice to Employee and upon the payment, in lump sum, of an amount equal to (1) two year's base salary if such termination occurs during the first year of this Employment Agreement, or (2) one year's base salary if such termination occurs after the first year of this Employment Agreement.

         5. DISABILITY. If at any time during the employment period, Employee shall be unable to perform his duties hereunder for a period not to exceed six
(6) month(s), Employee shall nonetheless be entitled to receive any compensation pursuant to Paragraph 3 hereof during the period of such disability, provided, however, that his "disability" be documented by a competent medical doctor selected to examine said Employee at the request of the disinterested Directors, which examination expense shall be borne by the Company. In the event said "disability" shall continue for a period greater than six (6) month(s), Employee shall no longer be entitled to receive any compensation pursuant to Paragraph 3 hereof during the remaining period of such disability, and upon the vote of the majority of the disinterested Directors, said Employee shall be terminated in consonance with the provisions of Paragraph 4. hereof as if said disabled Employee had voluntarily terminated his services hereunder.

        6. MODIFICATION OF AGREEMENT. This Agreement may only be modified in writing and signed by both parties.

        7. CONFIDENTIAL INFORMATION. Employee shall not during the term of his employment or thereafter, disclose to any person any confidential information obtained by him from or regarding the Company, including without limitation, data, sales figures, projections, estimates, customer lists, tax records, personnel history, machine readable code, accounting procedures, promotions and any other material, accounting or business information, shall be considered and kept as the private and privileged records of the Employer and will not be divulged to any firm, individual or institution except on the authorization of Employer.

        8. NON-COMPETITION. Employee agrees that for a period of two (2) years after termination of his employment, he will not directly or indirectly engage in, or in any manner be connected with or employed by any person, firm or corporation in direct competition with Employer within a two hundred fifty (250) mile radius of Columbus, Ohio. The foregoing notwithstanding, if the Company shall wrongfully prevent or refuse to permit Employee to perform the duties assigned to him under this Agreement or shall otherwise be in default in the performance of any of its


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obligations hereunder, then Employee may terminate his employment and enter into a competing business; provided however, that Employee shall not compete with the Company if he is receiving any form of compensation or other payments pursuant to the terms of this Agreement.

        9. WAIVER. Failure to insist upon a strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition nor shall any such failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants or conditions hereof.

        10. BENEFIT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to, any company which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged or by which the Company's business may be held or prosecuted. Any sale of all or substantially all of the assets of the Company shall be conditioned upon the assumption of the Employment Agreement by the Purchaser or a buy-out of the same by the Company at fair market value. The rights of the Employee may not be assigned or otherwise transferred nor may the obligations of Employee be delegated.

        11. MISCELLANEOUS. This Agreement contains the complete agreement of the parties concerning the employment arrangement, and shall, as of the effective date, supersede all other such agreements between the parties. This Agreement shall be constructed in accordance with and governed by the laws of the State of Ohio. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representative, successors and assigns.

         12. STANDARD OF PERFORMANCE OF EMPLOYEE. Employee shall at all times faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof.

        13. NOTICES AND PAYMENTS. All payments required or permitted to be made under the provisions for this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement, which notices or communications must be in writing, shall be deemed to have been given when delivered by hand, or mailed by first-class or certified mail, return receipt requested, addressed to the parties at the addresses set forth above. Either party may, by notice given to the other, designate a different address for making payments or giving notices or other communications.

        14. BOOKS AND RECORDS. Employee, his heirs, personal representative, or assigns, or their duly appointed agents or attorneys, shall be entitled to examine or make copies of the books and records of Employee during reasonable business hours upon reasonable notice, for the purpose of accurately determining the appropriate amounts to be paid Employee pursuant to Paragraph 3 hereof.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the 29TH day of OCTOBER, 1997.


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                                    EMPLOYEE:



                                    /S/ Thomas J. Carr
                                    -------------------------------------
                                    Thomas J. Carr


                                    EMPLOYER:

                                    PINNACLE DATA SYSTEMS, INC.


                                    By: /s/ John D. Bair
                                       -----------------------------------
                                    John D. Bair, CEO